Exhibit 5.1

CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form F-10 and Form F-3 of our reports dated March 15, 2011, relating to the financial statements of Baytex Energy Corp. and subsidiaries ("Baytex") and the effectiveness of Baytex's internal control over financial reporting, appearing in the Annual Report on Form 40-F of Baytex for the year ended December 31, 2010.

We consent to the incorporation by reference in this Registration Statement on Form F-10 and Form F-3 of our reports dated March 15, 2010, relating to the financial statements of Baytex Energy Trust and subsidiaries (the “Trust”) and the effectiveness of the Trust’s internal control over financial reporting, appearing in the Amendment No. 1 to the Annual Report on Form 40-F of the Trust for the year ended December 31, 2009.

We consent to the incorporation by reference in this Registration Statement on Form F-10 and Form F-3 of our report dated October 26, 2010, relating to the balance sheet of Baytex Energy Corp. as at October 26, 2010, appearing in the Form 6-K of the Trust filed with the SEC on November 9, 2010.

/s/ Deloitte & Touche LLP
Calgary, Canada August 4, 2011	Independent Registered Chartered Accountants